Exhibit 23

Consent of Independent Registered Public Accounting Firm

Shawnlee Construction, LLC 401(k) Plan
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-156596) of Shawnlee Construction, LLC of our report dated June 24, 2015, relating to the financial statements and supplemental schedule of Shawnlee Construction, LLC 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 24, 2015